Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1995 - A Owner Trust
                         For the Month of April 1998
                       Distribution Date of May 20, 1998
                           Servicer Certificate #36

Original Pool Amount                                      $424,879,281.80

Beginning Pool Balance                                     $72,583,996.78
Beginning Pool Factor                                           0.1708344

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $7,714,268.41
     Interest Collected                                       $651,077.02

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $846,903.13
Total Additional Deposits                                     $846,903.13

Repos / Chargeoffs                                             $26,014.00
Aggregate Number of Notes Charged Off                                  37

Total Available Funds                                       $7,888,883.09

Ending Pool Balance                                        $66,167,079.84
Ending Pool Factor                                              0.1557315

Servicing Fee                                                  $60,486.66

Repayment of Servicer Advances                              $1,323,365.47

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,975,719.51
     Target Percentage                                               6.00%
     Target Balance                                         $3,970,024.79
     Minimum Balance                                        $8,922,464.92
     (Release) / Deposit                                   ($1,053,254.59)
     Ending Balance                                         $8,922,464.92

Current Weighted Average APR:                                      10.447%
Current Weighted Average Remaining Term (months):                   19.28

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days             $838,665.68       614
                                31 - 60 days            $243,464.18       171
                                60+  days               $123,960.65        56

     Total:                                           $1,206,090.51       653

     Balances:                  60+  days               $677,615.13        56

Memo Item - Reserve Account
     Prior Month                                      $8,922,464.92
+    Invest. Income                                      $39,777.85
+    Excess Serv.                                     $1,013,476.74
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,975,719.51

Exhibit 20.2
Page 2 of 3

Navistar Financial 1995 - A Owner Trust
For the Month of April 1998

                                                                                     NOTES
                                                                  (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $424,879,281.80     $80,000,000.00    $330,000,000.00    $14,879,281.80
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             96.50%             3.50%
     Coupon                                                                5.900%             6.550%            6.850%

Beginning Pool Balance                          $72,583,996.78
Ending Pool Balance                             $66,167,079.84

Collected Principal                              $6,390,902.94
Collected Interest                                 $651,077.02
Charge - Offs                                       $26,014.00
Liquidation Proceeds / Recoveries                  $846,903.13
Servicing                                           $60,486.66
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $7,828,396.43

Beginning Balance                               $72,583,996.78              $0.00     $65,323,581.88     $7,260,414.90

Interest Due                                       $398,002.75              $0.00        $356,557.88        $41,444.87
Interest Paid                                      $398,002.75              $0.00        $356,557.88        $41,444.87
Principal Due                                    $6,416,916.94              $0.00      $6,192,324.85       $224,592.09
Principal Paid                                   $6,416,916.94              $0.00      $6,192,324.85       $224,592.09

Ending Balance                                  $66,167,079.84              $0.00     $59,131,257.03     $7,035,822.81
Note / Certificate Pool Factor                                             0.0000             0.1792            0.4729
   (Ending Balance / Original Pool Amount)
Total Distributions                              $6,814,919.69              $0.00      $6,548,882.73       $266,036.96

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                 $1,013,476.74
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,975,719.51
(Release) / Draw                                ($1,053,254.59)
Ending Reserve Acct Balance                      $8,922,464.92

Exhibit 20.2
Page 3 of 3

Navistar Financial 1995 - A Owner Trust
For the Month of April 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                   4                  3                   2                  1
                                         Dec-97              Jan-98             Feb-98              Mar-98              Apr-98
Beginning Pool Balance               $103,498,381.60     $93,080,172.51     $86,209,584.99      $79,351,205.60      $72,583,996.78

A)   Loss Trigger:
Principal of Contracts Charged Off         $1,069.66        $456,053.72         $71,697.69          $46,251.49          $26,014.00
Recoveries                               $305,192.54         $88,153.58        $107,486.79         $184,312.69         $846,903.13

Total Charged Off (Months 5, 4, 3)       $528,821.07
Total Recoveries (Months 3, 2, 1)      $1,138,702.61
Net Loss / (Recoveries) for 3 Mos       ($609,881.54)(a)

Total Balance (Months 5, 4, 3)       $282,788,139.10 (b)

Loss Ratio Annualized  [(a/b) * (12)]        -2.5880%

Trigger:  Is Ratio > 1.5%                         No
                                                                                Feb-98              Mar-98              Apr-98

B)   Delinquency Trigger:                                                      $666,304.36         $578,649.10         $677,615.13
     Balance delinquency 60+ days                                                 0.77289%            0.72923%            0.93356%
     As % of Beginning Pool Balance                                               1.00682%            0.76808%            0.81189%
     Three Month Average

Trigger:  Is Average > 2.0%                       No

C)   Noteholders Percent Trigger:             2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                       No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer